Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of MUFG Americas Holdings Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Johannes Worsoe, Neal Holland and Michael F. Coyne and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2019, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, MUFG Americas Holdings Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

MUFG AMERICAS HOLDINGS CORPORATION

By	/s/ STEPHEN E. CUMMINGS	Dated:	February 20, 2020
Name: Stephen E. Cummings
Title: President and Chief Executive Officer

Signature	Title	Date

/s/ ROBERTA A. BIENFAIT	Director	February 19, 2020
Roberta A. Bienfait

/s/ STEPHEN E. CUMMINGS	Director	February 20, 2020
Stephen E. Cummings

/s/ MICHAEL D. FRAIZER	Director	February 23, 2020
Michael D. Fraizer

/s/ MOHAN S. GYANI	Director	February 19, 2020
Mohan S. Gyani

/s/ ANN F. JAEDICKE	Director	February 22, 2020
Ann F. Jaedicke

/s/ SUNEEL KAMLANI	Director	February 20, 2020
Suneel Kamlani

/s/ KAZUO KOSHI	Director	February 19, 2020
Kazuo Koshi

Signature	Title	Date

/s/ MASATO MIYACHI	Director	February 19, 2020
Masato Miyachi

/s/ TOBY S. MYERSON	Director	February 24, 2020
Toby S. Myerson

/s/ BARBARA L. RAMBO	Director	February 19, 2020
Barbara L. Rambo

/s/ MUNEAKI TOKUNARI	Director	February 19, 2020
Muneaki Tokunari

/s/ KAZUTO UCHIDA	Director	February 21, 2020
Kazuto Uchida

/s/ DEAN A. YOOST	Director	February 19, 2020
Dean A. Yoost